UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [   ]

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant §240.14a-12

OCULUS INNOVATIVE SCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2016 Annual	Friday,
Stockholders’ Meeting and	September 2, 2016
Proxy Statement	at 10 a.m.

1129 N. McDowell Blvd.,

  Petaluma, California 94954

TABLE OF CONTENTS

Letter to our Stockholders from Management
Letter to our Stockholders from our Board of Directors
Notice of Annual Meeting of Stockholders
Proxy Summary	1
General Voting and Meeting Information	1
Questions and Answers	3
Governance	6
Proposal 1 – Election of Directors	6
Directors and Nominees	6
Director Biographies and Qualifications	7
Committees of the Board of Directors	12
Director Independence and Related Person Transactions	14
Information about Corporate Governance	14
Director Compensation	17
Executive Compensation	21
Executive Officers’ Biographies and Qualifications	21
Named Executive Officers	25
Compensation Overview	25
Outstanding Equity Awards	34
Proposal 2 – Advisory Approval of Executive Compensation	35
Share Ownership	36
Equity Compensation Plan Information	36
Security Ownership of Certain Beneficial Owners	37
Section 16(a) Beneficial Ownership Reporting Compliance	39
Audit Matters	39
Report of the Audit Committee	39
Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm	40
Principal Accountant Fees and Services	40
Audit Committee Pre-Approval Policies and Procedures	41
Other Matters	41
Proposal 4 – Approval of the 2016 Equity Incentive Plan	41
General Information	45
Stockholder Proposals	45
Householding	45
Other Matters	46
Appendix A – Proxy Card	A–1
Appendix B – Oculus 2016 Equity Incentive Plan	B–1

1129 N. McDowell Blvd.

Petaluma, California 94954

(707) 283-0550

July 29, 2016

Dear Fellow Stockholder of Oculus Innovative Sciences, Inc.:

In fiscal year 2016 we made big strides in our effort to become a successful dermatology company with a diversified portfolio of unique, affordable and branded products. We saw significant revenue growth and continued to develop a line of dermatological products and grow our internal U.S. dermatological sales force. We firmly believe the changes and initiatives that were successfully implemented in 2016 will continue to move Oculus towards break-even, future growth and success.

As we move into fiscal year 2017, we are continuously seeking new ways to grow Oculus in a way that best represents our dermatological focus, and, to make Oculus an attractive investment to an increasingly expanding range of investors. As of June 30, 2016, our international division, non-core business, animal health and advanced tissue care are all break-even. Our current plan forecasts that our core dermatology business will break-even by the end of fiscal year 2017. Fiscal year 2017 should be an exciting year for Oculus as we continue to see the efforts of the past two years pay off.

Our key focus areas of focus continue to be to expand our domestic sales force, support the growth of Oculus’ new dermatology division, IntraDerm Pharmaceuticals™, increase sales and margins of our dermatology products, and develop and launch new dermatological products.

1. Expand our U.S. Sales Force: Oculus’ new strategic direction, announced two years ago, focused on launching products into the U.S. dermatology market with our own direct sales force. This initiative now boasts a seasoned direct sales force, totaling more than 20 professionals and marketing of a strong portfolio of seven effective, branded and innovative products, and a base of over 550 heavy prescription writing dermatologists.

We continue to hire experienced dermatology sales people, comprised of sales veterans that have established relationships with dermatologists in their respective territories, with more than 10 new sales persons hired, in 10 new territories, in the last 12 months. We plan to continue adding one to two new sales people in new territories around the U.S. each quarter to increase the sales force to 35 - 40 sales representatives servicing approximately 3,000 to 5,000 US dermatologists.

2. Increase number of Prescriptions Filled and Product Margins: Our newly established U.S. sales force continues to grow our sales and business. Our most recently completed quarter ended June 30, 2016 was our best dermatology quarter in the history of Oculus with 11,700 prescriptions filled. Since late 2014, we have filled over 40,000 prescriptions to dermatology patients. Overall, our average “quarter over quarter” growth in prescriptions was 25% for fiscal year 2016. Additionally, for the month of May 2016, the number of prescriptions increased 36% above the average monthly rate for the March 2016 quarter.

Our steady increase in the number of prescriptions filled has also contributed to the rise in our revenues. In fiscal year 2016, we reported product revenues of $13,042,000, an increase of $3,103,000, or 31%, from fiscal year 2015, and an increase of $5,832,000, or 81% from fiscal year 2014. We anticipate our number of prescriptions filled will increase as we add additional sales people and products over future quarters.

3. Launch a new Product every Quarter: Our decision to focus on dermatology was based on our already strong presence in this market and the ability of our core hypochlorous acid-based technology, Microcyn®, to address other dermatological indications, including acne, atopic dermatitis, anti-itch and scar management. Our goal is to continue developing dermatology products that will grow our product portfolio, and include both Microcyn®-based technology and non-Microcyn®-based technology licensed from others.

We believe that by utilizing our core Microcyn®-based technology, and by diversifying into non Microcyn®-based technologies via license or acquisition, we can address numerous dermatological conditions and diseases. According to the National Health Institute’s National Center for Biotechnology Information, as many as 31.6 million people suffer from atopic dermatitis or eczema in the United States. Dermatological conditions continue to be one of the fastest growing medical conditions in both the U.S. and the rest of the world. In the past decade, worldwide healthcare spending on dermatological treatments has been increasing, with a projected annual revenue source of $810 million for atopic dermatitis alone in 2016.

We now actively market seven dermatological products. In April of 2016 we finalized the license, achieved an FDA approval and launched Ceramax™, a state-of-the-art skin repair product, which our sales team believes could become our top seller in the next six months. We have also acquired U.S. marketing rights to Mondoxyne indicated for severe acne. Mondoxyne has already become our bestseller in terms of dollars generated. We believe Lasercyn, our first aesthetic dermatological product for post laser procedures, chemical peels and dermabrasions which will be launched this summer will continue in this vein and is our first foray into the aesthetic dermatological space. Moreover, our existing product portfolio consisting of our Alevicyn® line and Celacyn® continues to increase in sales.

4. Continue to Grow our International Business: We now sell our products in more than 42 countries around the world. Our international business represented 66% of our product revenues in fiscal year 2016. We are especially pleased to see increasing dermatology sales in Asia and the Middle East, in tandem with our already strong acute care markets in Europe and Latin America, where we hope to increase our partnerships into the dermatology sector as well.

In the near future, we plan to change the Company’s name to better fit the dermatological market and our new focus. Looking ahead, we believe Oculus is well situated for future growth and long-term success. We have a dedicated Board with a clear vision for the future and concrete strategies to achieve our goals; dedicated and talented employees, who work diligently to establish us in the growing dermatology market and healthcare industry and overall a Company of which we can all be proud.

We would like to thank each and every stockholder, new and old, for believing in Oculus. We intend to continue implementing our turn-around strategy, and more, in the hope of generating growth for the company and ultimately in stockholder value.

This year, our Annual Meeting of Stockholders will be held at 10:00 a.m. Pacific Daylight Time, on Friday, September 2, 2016, at our offices located at 1129 N. McDowell Blvd., Petaluma, California.

We look forward to seeing you there and thank you for your continued support.

Jim Schutz

Chief Executive Officer

Robert Miller

Chief Financial Officer and Chief Operations Officer

1129 N. McDowell Blvd.

Petaluma, California 94954

(707) 283-0550

Dear Fellow Stockholder:

The Board of Directors takes their roles as representatives of the Company seriously and believes that accountability, and stockholder communication is vital to the ongoing growth of the Company.

Pursuant to this, you are cordially invited to attend the 2016 Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. The meeting will be held at 10 a.m. PDT, on Friday, September 2, 2016, at our offices located at 1129 N. McDowell Blvd, Petaluma, California 94954.

The formal notice of the 2016 Annual Meeting and proxy statement have been made a part of this invitation.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as the Notice you received in the mail. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

We have also enclosed a copy of our 2016 Annual Report for the fiscal year ended March 31, 2016. We encourage you to read our 2016 Annual Report. It includes our audited financial statements and provides information about our business.

The proxy statement and the 2016 Annual Report are also available at http://ir.oculusis.com/annuals.cfm, by using the QR codes at the end of this document, or by contacting our Investor Relations department through email at ir@oculusis.com.

We look forward to seeing you at our Annual Meeting. Thank you for your ongoing support of, and continued interest in Oculus.

Sincerely,

Notice of 2016 Annual Meeting of Stockholders

Friday, September 2, 2016 10:00 a.m., Pacific Time

1129 N. McDowell Blvd., Petaluma, CA 94954

We are pleased to invite you to join our Board of Directors, senior leadership and other stockholders for our 2015 Annual Meeting of Oculus Innovative Sciences, Inc. Stockholders. The meeting will be held at our offices located at 1129 N. McDowell Blvd., in Petaluma, California 94954, at 10:00 a.m. PDT, on Friday, September 2, 2016. The purposes of the meeting are:

•	To elect two Class II Directors, Mr. Jim Schutz and Dr. Jay Birnbaum, nominated by our Board of Directors, to serve until the 2019 Annual Meeting of Stockholders;

•	To consider and vote on whether to approve, on an advisory, the compensation of our Named Executive Officers;

•	To ratify the appointment of Marcum, LLP as our independent auditors for the fiscal year ending March 31, 2017;

•	To consider and vote on our 2016 Equity Incentive Plan; and

•	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

Our Board of Directors recommends you vote “FOR” each of the proposals, the election of two director nominees, the approval of our executive compensation, the ratification of our independent auditors and the 2016 Equity Incentive Plan.

Only stockholders of record at the close of business on July 5, 2016, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal executive offices, 1129 N. McDowell Blvd., Petaluma, California 94954.

All stockholders are cordially invited to attend the 2016 Annual Meeting in person. Whether or not you plan to attend, please sign and return the proxy in the envelope enclosed for your convenience, or vote your shares by telephone or by the Internet as promptly as possible. Telephone and Internet voting instructions can be found on the attached proxy. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the 2016 Annual Meeting. If you attend the 2016 Annual Meeting and vote in person, your proxy will be revoked and only your vote in person at the 2016 Annual Meeting will be counted.

The Proxy Statement and our Annual Report for the fiscal year ended March 31, 2016, are available at http://ir.oculusis.com/annuals.cfm/. You can also access these materials by scanning the QR codes on the last page of this Proxy Statement, or by contacting our Investor Relations department by email at ir@oculusis.com

By Order of the Board of Directors, Robert Miller Chief Financial Officer and Corporate Secretary Petaluma, California

Your Vote is Important to us. Regardless of whether you plan to attend, we urge all stockholders to vote on the matters described in the accompanying Proxy Statement. We hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

Proxy Summary

General Voting and Meeting Information

This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about August 5, 2016, and are to be used at the 2016 Annual Meeting of Stockholders on September 2, 2016. It is important that you carefully review the proxy materials and follow the instruction below to cast your vote on all voting matters.

Voting Methods

Even if you plan to attend the Annual Meeting in person on September 2, 2016, please vote as soon as possible by using one of the following advance voting methods.

Voting via the Internet or by telephone helps save money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET* 24 hours a day / 7 days a week

Instructions:

1.      Read this Proxy Statement.

2.      Go to the applicable website listed on your proxy card or voting instructions form.

3.      Have this Proxy Statement, proxy card, or voting instruction form in hand and follow the instructions.

VOTE BY TELEPHONE* 24 hours a day / 7 days a week

Instructions:

1.      Read this Proxy Statement.

2.      Call the number listed on your proxy card or voting instructions form.

3.      Have this Proxy Statement, proxy card, or voting instruction form in hand and follow the instructions.

VOTE BY MAIL	Instructions: 1. Read this Proxy Statement. 2. Fill out, sign and date each proxy card or voting instruction form you receive and return it in the prepaid envelope.

*If you are a beneficial owner you may vote via the telephone or internet if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a stockholder of record, Oculus will include instructions on how to vote via internet or telephone directly on your proxy voting card.

We encourage you to register to receive all future shareholder communications electronically, instead of print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

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Voting at the Annual Meeting

Stockholders of record may vote at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy from their brokerage firm, bank or custodian. Beneficial owners should contact their bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2016 Annual Meeting:

Proposal	Recommendation
PROPOSAL 1 - Election of Directors	FOR Each Nominee

Election of two Class II director nominees, Mr. Jim Schutz and Dr. Jay Birnbaum. The Board believes that the nominees’ knowledge, skills, and abilities would positively contribute to the function of the Board as a whole.

PROPOSAL 2 - Advisory Vote to approve Executive Compensation	FOR

The Say-on-Pay Proposal, to approve, on a non-binding advisory basis, the compensation paid to the Named Executive Officers for the year ended March 31, 2016, as described below in the section entitled “Compensation Overview.” The Company has designed its compensation programs to reward and motivate employees to continue to grow the Company. The Compensation Committee takes stockholder views seriously and will take into account the advisory vote in future executive compensation decisions.

PROPOSAL 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR

The Audit Committee has appointed Marcum LLP as our Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2017. The Audit Committee and the Board believe that the retention of Marcum LLP is in the best interests of the Company and its stockholders.

PROPOSAL 4 - Approval of our 2016 Equity Incentive Plan	FOR
The Company seeks approval of the 2016 Equity Incentive Plan which is outlined below and attached hereto as Appendix B.

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Questions and Answers

1.	What is a proxy statement, what is a proxy and how does it work?

A proxy statement is a document that the U.S. Securities and Exchange Commission requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card and the person you designate to vote your shares is called a proxy. The Board of Directors is asking to act as your proxy. By signing and returning to us the proxy card enclosed you are designating us as your proxy to cast your votes at the Annual Meeting. We will cast your votes as you indicate on the enclosed proxy card.

Our employees, officers and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable, out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

2.	Who is entitled to vote at the 2016 Annual Meeting of Stockholders?

Only stockholders who were Oculus Innovative Sciences, Inc. stockholders of record at the close of business on July 5, 2016, or the Record Date, may vote at the 2016 Annual Meeting. As of the close of business on the Record Date, there were 4,200,756 shares of our common stock outstanding. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

3.	What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with Oculus’ transfer agent, Computershare, Inc., you are considered, with respect to those shares, a stockholder of record. As a shareholder of record you will receive a Proxy Statement, Annual Report and proxy card directly from us.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered a beneficial owner of your shares. As a beneficial owner you will receive the Proxy Statement, Annual Report and voting instruction form forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction form included in the mailing. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

4.	What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date and return each proxy card you receive. If you choose to vote by telephone or Internet, please vote each proxy card you receive.

5.	Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

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6.	How will my shares be voted?

To designate how you would like to vote, fill out the proxy card indicating how you would like your votes cast.

If you sign and return the enclosed proxy, but do not specify how to vote, we will vote your shares as follows:

•	“FOR” Proposal No. 1 to elect two Class II director nominees, Mr. Jim Schutz and Dr. Jay Birnbaum;

•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on an non-binding advisory basis, the compensation paid to our Named Executive Officers;

•	“FOR” Proposal No. 3 to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

•	“FOR” Proposal No. 4 to approve our 2016 Equity Incentive Plan.

7.	Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the 2016 Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary, at Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, a written notice of revocation or deliver a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the 2016 Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the 2016 Annual Meeting.

8.	What is a broker non-vote and what is the impact of not voting?

A broker “non-vote” occurs when a bank, broker, or nominee holding shares of common stock for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter, which is also referred to as holding shares in street name. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposals No. 3 to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name, it is critical that you provide instructions to your bank or broker, if you want your vote to count in the election of directors and the advisory votes related to executive compensation. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the 2016 Annual Meeting.

9.	What constitutes a quorum?

A quorum is the minimum number of stockholders necessary to conduct the Annual Meeting. The presence at the 2016 Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 4,200,756 shares of our common stock outstanding. Votes “for” and “against”, “abstentions”, and broker “non-votes” will all be counted as present to determine whether a quorum has been established.

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10.	Is cumulative voting permitted for the election of directors?

No, each stockholder may vote only the number of shares he or she owns for a single director candidate.

11.	What is the vote required for a proposal to pass?

Proposal No. 1—Election of Directors: The affirmative vote of a plurality of the votes cast of the shares of common stock present or represented and entitled to vote at the 2016 Annual Meeting, in person or by proxy, is required for the election of a nominee. Thus, assuming a quorum is present at the 2016 Annual Meeting, the two nominees who receive the most affirmative votes will be elected as Class II directors. Abstentions and broker “non-votes” will not have any effect on the voting outcome with respect to the election of directors.

Proposal No. 2—Say-on-Pay: Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Proposal No. 3—Ratification of independent registered public accounting firm: The affirmative vote of a majority of the votes cast on the proposal at the 2016 Annual Meeting, in person or by proxy, is required to ratify our selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017. Abstentions will have the practical effect of a vote to not ratify our selection. Because we believe that Proposal No. 3 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this proposal. If you are a beneficial owner holding shares through a broker, bank, or other nominee and you do not instruct your broker or bank, your broker or bank may cast a vote on your behalf for this proposal.

Proposal No. 4—2016 Equity Incentive Plan: The affirmative vote of a majority of the votes cast on the proposal at the 2016 Annual Meeting, in person or by proxy, is required to approve our 2016 Equity Incentive Plan. Abstentions and broker “non-votes” will have the practical effect of a negative vote but will count towards the quorum.

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Governance

Proposal No. 1 – Election of Directors

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated Mr. Jim Schutz and Mr. Jay Birnbaum for election at the 2016 Annual Meeting. The Board believes that each of the nominees’ knowledge, skills, and abilities would positively contribute to the function of the board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominee named below unless you instruct otherwise.

Directors and Nominees

At our 2008 Annual Meeting of Stockholders, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended, which provided that directors are classified into three classes, as nearly equal in number as possible, with each class serving for a staggered three-year term. Our Board currently consists of five directors:

	Name	Position with the Company	Director Since	Term Expires
Class I
	Sharon Barbari	Class I Director	2014	2018
	Russell Harrison	Class I Director	2014	2018
Class II
	Jay Birnbaum	Class II Director	2007	2016
	Jim Schutz	Chief Executive Officer and Class II Director	2004	2016
Class III
	Jerry McLaughlin	Class III Director	2013	2017

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the 2016 Annual Meeting is required to elect the nominee for director.

What am I voting on and what is the required vote?

Stockholders are being asked to elect two Class II Director nominees for three-year terms. Each of the nominees is currently a director of Oculus. Biographical and related information about all directors, including Mr. Jim Schutz and Mr. Jay Birnbaum, who are the Nominees for this year’s election, is set forth below. Although the Board expects that the two nominees will be available to serve as directors, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board may decrease the size of the Board or may designate substitute nominees and the proxies will be voted on such substitute nominees. The affirmative vote of a plurality of the votes cast of the shares of common stock present or represented and entitled to vote at the Annual Meeting, in person or by proxy, is required for the election of a nominee.

Your Board of Directors recommends a vote FOR the election of the director nominees, Mr. Jim Schutz and Mr. Jay Birnbaum

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Director Biographies and Qualifications

Below are the biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Oculus.

Sharon Barbari Current Position: Director Since: Age: Committee Memberships:	Independent Director March 2014 62 Audit (Chair), Nominating and Corporate Governance

Ms. Barbari has served as Executive Vice President of Finance and Chief Financial Officer of Cytokinetics Inc. since July 2009. She served as Senior Vice President of Finance and Chief Financial Officer from September 2004 through June 2009. From September 2002 to August 2004, Ms. Barbari served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, and held several positions of increasing responsibility including most recently as its Vice President and Chief Financial Officer. From 1996 to 1998, Ms. Barbari served as Vice President of Strategic Planning at Foote, Cone & Belding Healthcare in San Francisco, an international advertising and marketing firm. From 1972 to 1995, she was employed by Syntex Corporation where she held various management positions in corporate finance, financial planning, marketing and commercial planning.

Education:

●	B.S. in Accounting from San Jose State University

Special Knowledge, Skills, and Abilities:

Financial Background Ms. Barbari has worked in finance for over 35 years and has worked as a CFO for several companies. Ms. Barbari meets the SEC standard of “audit committee financial expert.”

Pharmaceutical Background

Ms. Barbari has worked in the pharmaceutical industry for most of her career and has extensive experience working strategically in the field both internationally and during the development of clinical-stage products.

Leadership

Ms. Barbari has more than 30 years of experience as a business leader. She has worked in important business roles for various companies as a Director of Strategic Planning, as a Vice President and CFO.

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Russell Harrison Current Position: Director Since: Age: Committee Memberships:	Independent Director February 2014 71 Audit, Nominating and Corporate Governance (Chair), Compensation

Mr. Harrison has served on our Board of Directors since February 2014. Mr. Harrison is the founding principal of The Leadership Group, LLC, a firm specializing in strategic change and executive coaching for U.S. and international companies, a position he has held since January 2012. From 2006 to 2012, he was employed by CoolSystems, Inc. d/b/a Game Ready, Inc. and was appointed as its President and Chief Executive Officer in 2007. Mr. Harrison has also served in the role of Chief Executive Officer for a number of publicly traded and private technology businesses in both the information technology and medical device technology sectors. From 1995 to 1997, he served as Chief Information Officer at SITA Telecommunications Holdings in Paris, where he led a team responsible for technology spanning more than 200 countries and territories. From 1991 to 1993, Mr. Harrison served as the first Chief Information Officer for McKesson Corporation, responsible for all computer technology-related activities. He also served as a Captain in the United States Marine Corps.

Education:

●	B.A. in Economics from the University of Southern California
●	MBA with honors from St. Mary’s College of California

Special Knowledge, Skills, and Abilities:

Business Development Mr. Harrison has an excellent track record building new companies and improving performance in underachieving businesses. He founded an executive leadership consulting company.

International Business

Mr. Harrison has extensive experience in global markets, having spent much of his career working internationally. He has worked for foreign-based companies, including companies with operations in over 200 countries.

Leadership

Mr. Harrison has served in several leadership and executive roles from serving as CEO and President, to Chief Information Officer. In addition, he is the founder of an executive leadership consulting company and has been a consultant to top executives.

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Jay Birnbaum Current Position: Director Since: Age: Committee Membership:	Independent Director April 2007 71 Audit

Dr. Birnbaum is a pharmacologist and since 1999, has been a consultant to pharmaceutical companies in his area of expertise. He previously served as Vice President of Global Project Management at Novartis/Sandoz Pharmaceuticals Corporation, where he had responsibility for strategic planning and development of the company’s dermatology portfolio. Dr. Birnbaum is also a co-founder and former Chief Medical Officer of Kythera Biopharmaceuticals, and has served on the board of directors of Excaliard Pharmaceuticals (a company recently acquired by Pfizer) and on the scientific advisory boards of several companies. During 2015, Dr. Birnbaum co-founded Hallux, Inc. and serves as Hallux’ Chief Scientific Officer and member of the Board of Directors.

Education:

●	B.S. in Biology from Trinity College in Connecticut
●	Ph.D. in Pharmacology from the University of Wisconsin

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Dr. Birnbaum has served on our Board for 9 years, and has gained a deep understanding of the workings and direction of the Company. He has successfully guided the Company through leadership and strategy transitions evidencing his commitment to the Company and his willingness to adapt to ensure its continued success.

Pharmaceutical Background

Dr. Birnbaum has extensive experience in pharmacology, having served as a practicing pharmacologist and consultant for over a decade. Dr. Birnbaum also was the co-founder and former Chief Medical Officer of Kythera. Currently, he is the co-founder of Hallux, Inc. and serves as Chief Scientific Officer and Director.

Leadership

Dr. Birnbaum has extensive leadership experience in the pharmaceutical industry. He has co-founded a biopharmaceutical company, served on the board of directors for companies in the industry, as well as, serving on several scientific advisory boards in the life sciences field.

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Jim Schutz Current Position: Director Since: Age:	President, Chief Executive Officer, Director May 2004 53

Mr. Schutz was appointed our President and Chief Executive Officer on February 4, 2013. Prior to this appointment, he most recently held the position of our Chief Operating Officer and General Counsel, and has served in various other capacities as an executive officer of our Company since August 2003. From August 2001 to August 2003, Mr. Schutz served as General Counsel at Jomed (formerly EndoSonic Corp.), an international medical device company. From 1999 to July 2001, Mr. Schutz served as in-house counsel at Urban Media Communications Corporation, an internet/telecom company based in Palo Alto, California.

Education:

●	B.A. in Economics from the University of California, San Diego
●	J.D. from the University of San Francisco School of Law

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Schutz has been working for our Company for 14 years in various positions, and has gained a deep understanding of the workings and direction of our Company. Through his experience within the Corporation, Mr. Schutz has gained the knowledge, expertise, and ideas, to take Oculus to higher levels as its President and Chief Executive Officer.

Legal Background

Mr. Schutz has significant legal experience. He

●        served as General Counsel to our Company from 2003 to 2012;

●        served as Jomed’s General Counsel from 2001 to 2003; and

●        served as General Counsel at Urban Media Communications Corporation from 1999 to 2001.

Mr. Schutz is able to consistently utilize his legal training and experience when making decisions in the best interest of the Company.

Leadership

Mr. Schutz has extensive leadership experience in our Company having served as its President, CEO and COO. Through these roles he has gained the insight into the unique management style that makes our Company successful.

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Jerry McLaughlin Current Position: Director Since: Age: Committee Membership:	Lead Independent Director March 2013 68 Compensation (Chair)

Mr. McLaughlin served as Interim Chief Executive Officer of Applied BioCode, Inc. from November 2011 to April 2013. In April 2011, he also founded and currently serves as Chairman and Chief Executive Officer, of DataStream Medical Imaging Systems, Inc., a start-up to develop diagnostic imaging software applications that work in conjunction with existing digital radiology platforms. He previously served as President of DataFlow Information Systems, from July 2007 to December 2011, and President and Chief Executive Officer of CompuMed, Inc. from May 2002 to June 2007. Mr. McLaughlin also serves on the board of directors of DataStream Medical Imaging Systems, Inc., a private company in the medical imaging software industry.

Education:

●	B.S. in Pharmacy from State University of New York at Buffalo

Special Knowledge, Skills, and Abilities:

Sales and Marketing Mr. McLaughlin possesses significant sales and marketing experience, having worked with several companies in the scientific industry.

Healthcare Industry

Mr. McLaughlin has a depth of experience operating and serving as senior management in the scientific, software and medical device industry, including having positions of increasing authority at DataStream Medical Imaging Systems; DataFlow Information Systems and CompuMed, Inc.

Leadership Mr. McLaughlin has extensive leadership experience both as a director and executive at multiple companies. His range of experiences offers versatility and skill in many areas of leadership.

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Board Meetings

Our Board of Directors held 9 meetings in fiscal year 2016 and, in addition, took action from time to time by unanimous written consent. In fiscal year 2016, no incumbent director attended fewer than 75% of the total number of Board meetings (held during the period for which such director served) and average attendance of our incumbent directors at Board and applicable Committee meetings was 90%. The independent directors met regularly in executive sessions without the participation of the Chief Executive Officer or the other members of management. We do not have a policy that requires the attendance of directors at our Annual Meetings of Stockholders. Our Chief Executive Officer and President, Mr. Jim Schutz, attended the 2015 Annual Meeting of Stockholders held on September 10, 2015.

Committees of the Board of Directors

Our Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the NASDAQ Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee and its Nominating and Corporate Governance Committee. Copies of these charters are available on our website at http://ir.oculusis.com/governance.cfm. In addition to the number of meetings referenced below, the Committees also took actions by unanimous written consent.

Information about each of our committees is stated below

Name of Committee Member	Audit	Compensation	Nominating and Corporate Governance
Sharon Barbari	C		M
Jerry McLaughlin		C
Russell Harrison	M	M	C
Jay Birnbaum	M

C = Committee Chair

M = Member

Audit Committee

Sharon Barbari	Other committee Members: Jay Birnbaum, and Russell Harrison
Committee Chair	Meetings Held in Fiscal Year 2016: 5

Each of the members on the Audit Committee meets the independence standards for independent directors under the NASDAQ Listing Rules. Ms. Barbari meets the standard of “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee has a written charter.

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Primary Function:

To assist the Board of Directors in fulfilling its oversight responsibilities related to our financial statements, system of internal control over financial reporting, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with us; and meet with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes.

Compensation Committee

Jerry McLaughlin	Other committee Members: Russell Harrison
Committee Chair	Meetings Held in Fiscal Year 2016: 18

Primary Function:

To assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of our Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.

Nominating and Corporate Governance Committee

Russell Harrison	Other committee Members: Sharon Barbari
Committee Chair	Meetings Held in Fiscal Year 2016: 1

Primary Function:

To identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its Committees, and to monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to director candidates proposed by stockholders, and review, on an annual basis, the functioning and effectiveness of the Board and its Committees.

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Director Independence and Related Person Transactions

Independent Directors

Standard for Independence—We determine independence using the definitions set forth in the NASDAQ Listing Rules and the rules under the Securities Exchange Act of 1934. These definitions define independence based on whether the director or a family member of the director has been employed by the Company in the past three years, how much compensation the director or family member of a director received from the Company, how much stock the director or a family member of the director owns in the Company and whether the director or a family member of the director is associated with the Company’s independent auditor.

The Board has determined that the following directors are independent:

•	Sharon Barbari;
•	Russell Harrison;
•	Jerry McLaughlin; and
•	Jay Birnbaum.

Related Person Transactions

It is our policy that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of our Company. This policy is included in our Code of Business Conduct, and our Board formally adopted a Related Party Transaction Policy and Procedures in July 2007 for the approval of interested transactions with persons who are Board members or nominees, executive officers, holders of 5% of our common stock, or family members of any of the foregoing. The Related Party Transaction Policy and Procedures are administered by our Audit Committee. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee. There have been no relevant related party transactions meeting the disclosure requirements in this period.

Arrangements or Understandings between our Executive Officers or Directors and Others

There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he was or is to be selected as a director or officer.

Information about Corporate Governance

Board Leadership Structure

Since February 1, 2013, we have had separate individuals serving as Chairman of the Board of Directors and our Principal Executive Officer. Mr. Jim Schutz began serving as our Chief Executive Officer on February 1, 2013. The Board appointed Mr. Jerry McLaughlin to serve as the Lead Independent Director effective March 26, 2014. As Chief Executive Officer, Mr. Schutz manages the day-to-day affairs of the Company and, as Lead Independent Director, Mr. McLaughlin leads the Board meetings and leads the Board in overseeing management.

The Board believes that this structure is currently serving our Company well, and intends to maintain it where appropriate and practicable in the future. We have had varying board leadership models over our history, at times separating the positions of Chairman and Chief Executive Officer and at times combining the two. The Board believes that the right structure should be informed by the needs and circumstances of our Company, the Board and our stockholders, and we believe having an independent director lead the Board best serves these interests.

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Risk Oversight Management

The Board of Directors takes an active role, as a whole, and at the committee level, in overseeing management regarding our Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing our Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; risks associated with director independence and potential conflicts of interest are overseen by the Audit Committee or the full Board of Directors. The Board has created in the past and plans to, when necessary in the future, create a Special Transaction Committee to review potential or actual conflicts of interest. Additional review or reporting on enterprise risks is conducted as needed, or as requested by the full Board of Directors, or the appropriate committee.

Director Nominations

The Board of Directors nominates directors for election at each Annual Meeting of Stockholders and appoints new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select nominees for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. We do not have a formal diversity policy. However, the Nominating and Corporate Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, healthcare, manufacturing, marketing and sales, education, legal, government affairs, regulatory affairs, research and development, business development, international aspects of our business, technology and in other areas that are relevant to our activities.

The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to Oculus and the Board of Directors, high personal and professional ethics and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee also believes it appropriate for key members of our management to participate as members of the Board of Directors. Prior to each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board of Directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee or by stockholders. The Committee recommended the nominees for election included in this Proxy Statement.

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A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify Oculus’ Secretary, or any member of the Committee, in writing and include any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Oculus’ Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not earlier than 90 days nor more than 120 days in advance of the one-year anniversary of the date the Proxy Statement was released to the stockholders in connection with the previous year’s Annual Meeting of Stockholders; however, if we have not held an Annual Meeting in the previous year or the date of the Annual Meeting is changed by more than 30 days from the date contemplated at the time of the mailing of the prior year’s Proxy Statement, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the Annual Meeting or the seventh day following the first public announcement of the Annual Meeting date. Information required by the Bylaws to be in the notice includes the name and contact information for the candidate, the name and contact information of the person making the nomination, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and must include the information required by, our Bylaws and must be addressed to: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. Please include your name and address in the written communication and indicate whether you are a stockholder of Oculus. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board of Directors based on the subject matter.

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Director Compensation

The following table sets forth the amounts and the value of other compensation earned or paid to our directors for their service in fiscal year 2016.

Name of Director	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3) (4)	Option Awards ($) (4) (5)	All Other Compensation ($) (6)	Total ($)
Jim Schutz (7)	0	0	0	0	0
Russell Harrison (8)	34,063	21,010	14,942	8,405	78,420
Sharon Barbari (9)	34,063	19,761	13,053	7,905	74,782
Jay Birnbaum (10)	29,688	19,256	12,297	7,705	68,946
Jerry McLaughlin (11)	32,813	24,258	19,863	9,705	86,639

(1)	The table omits the columns, non-equity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings because our directors did not receive any of these compensation items in fiscal year 2016.

(2)	Represents the aggregate grant date fair value of stock awards granted during the fiscal year ended March 31, 2016, as computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. The fair value of each stock award is determined on the date of grant by taking the number of shares of common stock granted multiplied by the closing price of the common stock on the NASDAQ Capital Market on the day of grant.

(3)	Pursuant to our non-employee director compensation plan, on the last business day of the month of February, each non-employee director is automatically granted 2,250 shares of our common stock, provided that no annual grant is granted to a non-employee director in the same calendar year that such person received his or her initial grant. The annual stock grants are subject to a 40% tax gross up granted as an additional cash payment equal to 0.40 multiplied by the number of shares of common stock granted multiplied by the closing price of the common stock on the NASDAQ Capital Market on the day of the grant.

(4)	Pursuant to our non-employee director compensation plan effective March 26, 2014, as amended, non-employee directors may elect to receive any fees, except for Audit Committee fees, in one of three ways at the director’s election: (1) in cash; (2) in options, or (3) as a stock grant. Options to purchase shares of our common stock vest immediately and the exercise price for such options shall be the closing price of our stock on the date such options are granted. Stock grants vest immediately and the actual number of shares underlying the stock grant is determined by dividing the amount of the award due in cash by the closing price of our stock on the NASDAQ Capital Market on the day of the grant. All of our directors elected to receive a portion of their retainer in stock or stock options for the year ended March 31, 2016, as indicated in the table below. The table includes options granted on June 1, 2015, for services as a director during the period of January 1 to March 31, 2015.

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Name of Director	Amount in $	Number of Shares received in Lieu of Cash	Number of Options received in Lieu of Cash
Russell Harrison	24,688	2,015	3,891
Sharon Barbari	21,563	1,760	3,399
Jay Birnbaum	20,313	1,657	3,202
Jerry McLaughlin	32,813	2,678	5,173

As of March 31, 2016, our directors had the following aggregate numbers of granted and outstanding options, respectively: Mr. Schutz – 48,481, Mr. Harrison – 17,893, Ms. Barbari – 16,192, Mr. Birnbaum – 34,798, and Mr. McLaughlin – 29,224.

(5)	Represents the aggregate grant date fair value of stock option awards granted during the fiscal year ended March 31, 2016, as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated for the fiscal year ended March 31, 2016, on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2016, included in our Annual Report on Form 10-K filed with the SEC on June 21, 2016. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended March 31, 2016.

(6)	Pursuant to our non-employee director compensation program, all elective and automatic stock grants are subject to a 40% tax gross up granted as an additional cash payment equal to 0.40 multiplied by the number of shares of common stock granted multiplied by the closing price of the common stock on the NASDAQ Capital Market on the day of the grant.

(7)	As a Company employee, Mr. Schutz did not receive compensation for his service as a director during fiscal year ended March 31, 2016.

(8)	For the fiscal year ended in March 31, 2016, Mr. Harrison earned $47,000 for his services as a director. Of this aggregate amount of $47,000, Mr. Harrison received $32,500 as his annual retainer for serving on the Board, $7,500 for his services as a member of the Audit Committee, $2,000, for his services as a member of the Compensation Committee and $5,000, for his services as the chairperson of the Nominations and Corporate Governance Committee. Other than the retainer for his services as a member of the Audit Committee, which must be paid in cash, Mr. Harrison elected to receive 50% of the aggregate retainer owed for his services as a director in stock options in lieu of cash for the quarters ended June 30, 2015, and September 31, 2015. For the quarters ended December 31, 2015, and March 31, 2016, Mr. Harrison elected to receive 50% of the aggregate retainer owed for his services as a director, other than the retainer for his services as a member of the Audit Committee, in common stock in lieu of cash. Pursuant to the Director Compensation Program, we paid an additional $3,950 in cash representing the 40% tax gross up owed Mr. Harrison for all fees paid in stock. Additionally, pursuant to the non-employee director compensation plan, Mr. Harrison received an annual grant in February 2016 consisting of 2,250 shares of common stock and $4,455 in cash, representing the 40% tax gross up. The table reflects a payment of $6,813 in cash and $4,938 in common stock made in June 2016 for service during the period of January 1, 2016 through March 31, 2016, and a payment of $6,813 in cash and $4,938 in options made in June 2015 for services during the period January 1 to March 31, 2015.

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(9)	For the fiscal year ended in March 31, 2016, Ms. Barbari earned $44,500 for her services as a director. Of this aggregate amount of $44,500, Ms. Barbari received $32,500 as her annual retainer for serving on the Board, $10,000 for her services as the chairperson of the Audit Committee, $2,000, for her services as a member of the Nominating and Corporate Governance Committee. Other than the retainer for her services as the chairperson of the Audit Committee, which must be paid in cash, Ms. Barbari elected to receive 50% of the aggregate retainer owed for her services as a director in stock options in lieu of cash for the quarters ended June 30, 2015, and September 31, 2015. For the quarters ended December 31, 2015, and March 31, 2016, Ms. Barbari elected to receive 50% of the aggregate retainer owed for her services as a director, other than the retainer for her services as the chairperson of the Audit Committee, in common stock in lieu of cash. Pursuant to the Director Compensation Program we paid an additional $3,450 in cash representing the 40% tax gross up owed Ms. Barbari for all fees paid in stock. Additionally, pursuant to the non-employee director compensation plan, Ms. Barbari received an annual grant in February 2016 consisting of 2,250 shares of common stock and $4,455 in cash, representing the 40% tax gross up. The retainer fee reflects a payment of $6,813 in cash and $4,313 in common stock made in June 2016 for service during the period of January 1, 2016 through March 31, 2016, and a payment of $6,813 in cash and $4,313 in options made in June 2015 for services during the period January 1 to March 31, 2015.

(10)	For the fiscal year ended in March 31, 2016, Mr. Birnbaum earned $40,000 for his services as a director. Of this aggregate amount of $40,000, Mr. Birnbaum received $32,500 as his annual retainer for serving on the Board, $7,500 for his services as a member of the Audit Committee. Other than the retainer for his services as a member of the Audit Committee, which must be paid in cash, Mr. Birnbaum elected to receive 50% of the aggregate retainer owed for his services as a director in stock options in lieu of cash for the quarters ended June 30, 2015, and September 31, 2015. For the quarters ended December 31, 2015, and March 31, 2016, Mr. Birnbaum elected to receive 50% of the aggregate retainer owed for his services as a director, other than the retainer for his services as a member of the Audit Committee, in common stock in lieu of cash. Pursuant to the Director Compensation Program we paid an additional $3,250 in cash representing the 40% tax gross up owed Mr. Birnbaum for all fees paid in stock. Additionally, pursuant to the non-employee director compensation plan, Mr. Birnbaum received an annual grant in February 2016 consisting of 2,250 shares of common stock and $4,455 in cash, representing the 40% tax gross up. The retainer fee reflects a payment of $5,938 in cash and $4,063 in common stock made in June 2016 for service during the period of January 1, 2016 through March 31, 2016, and a payment of $5,938 in cash and $4,063 in options made in June 2015 for services during the period January 1 to March 31, 2015.

(11)	For the fiscal year ended in March 31, 2016, Mr. McLaughlin earned $52,500 for his services as a director. Of this aggregate amount of $52,500, Mr. McLaughlin received $32,500 as his annual retainer for serving on the Board, $15,000 for his annual retainer as the Lead Independent Director and $5,000, for his services as the chairperson of the Compensation Committee. Mr. McLaughlin elected to receive 50% of the aggregate retainer owed for his services as a director in stock options in lieu of cash for the quarters ended June 30, 2015, and September 31, 2015. For the quarters ended December 31, 2015, and March 31, 2016, Mr. McLaughlin elected to receive 50% of the aggregate retainer owed for his services as a director in common stock in lieu of cash. Pursuant to the Director Compensation Program we paid an additional $5,249 in cash representing the 40% tax gross up owed to Mr. McLaughlin for all fees paid in stock. Additionally, pursuant to the non-employee director compensation plan, Mr. McLaughlin received an annual grant in February 2016 consisting of 2,250 shares of common stock and $4,455 in cash, representing the 40% tax gross up. The retainer fee reflects a payment of $6,563 in cash and $6,563 in common stock made in June 2016 for service during the period of January 1, 2016 through March 31, 2016, and a payment of $6,563 in cash and $6,563 in options made in June 2015 for services during the period January 1 to March 31, 2015.

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Narrative to Director Compensation Table

All share numbers have been adjusted for the 1-for-5 reverse stock split effective June 24, 2016.

Non-Employee Director Compensation Plan Adopted February 24, 2016

Pursuant to our restated and amended non-employee director compensation plan adopted February 24, 2016, as of April 1, 2016, each non-employee director is entitled to the following annual retainers:

• Board Member	$32,500
• Lead Independent Director	$15,000
• Chair of the Audit Committee	$10,000
• Chair of the Compensation Committee	$7,500
• Chair of the Nominating and Corporate Governance Committee	$7,500
• Audit Committee member (other than Chair)	$7,500
• Compensation Committee Member (other than Chair)	$7,500
• Nominating and Corporate Governance Committee Member (other than the Chair)	$7,500

All Audit Committee retainers must be paid in cash. All other retainers may be paid in (i) cash, (ii) options or (iii) as a stock grant with an additional cash payment equal to 0.40 multiplied by the number of shares of common stock granted multiplied by the closing price of the common stock on the NASDAQ Capital Market on the day of the grant, at the election of each director. We also reimburse our non-employee directors for reasonable expenses in connection with attendance at board of director and committee meetings.

In addition to cash compensation for services as a member of the board, non-employee directors are also eligible to receive nondiscretionary, automatic grants of stock options under the Non-Employee Director Compensation Plan. An outside, non-employee director who joins our board is automatically granted an initial option to purchase 10,000 shares upon first becoming a member of our board. The initial option vests and becomes exercisable over three years, with 3,334 shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Each non-employee director will receive an annual grant of 2,250 shares of common stock on the last business day in February. Such shares of common stock will vest immediately on the day of grant. Additionally, each non-employee director receiving an annual grant will receive an additional cash payment equal to 0.40 multiplied by the number of shares of common stock granted multiplied by the closing price of the common stock on the Trading Market on the last business day in February. No annual grant shall be granted to any non-employee director in the same calendar year that such person received his or her initial grant.

In the interest of good corporate governance and to further align the interests of members of the Board of Directors with the Company’s stockholders, the Nominating and Corporate Governance Committee of the Board of Directors has adopted stock ownership guidelines for directors. Under these guidelines, if a Director exercises a stock option, it is expected that such director would, from such date of option exercise, maintain ownership of at least a number of shares equal to twenty percent of the net value of the shares acquired (after deducting the exercise price and taxes). In the case of shares acquired upon the exercise of a stock option, each director is expected to hold such shares for nine months after termination of his or her service on the Board of Directors.

Non-Employee Director Compensation Plan Prior to February 24, 2016

Pursuant to our non-employee director compensation plan prior to February 24, 2016, each non-employee director was entitled to the following annual retainers:

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• Board Member	$32,500
• Lead Independent Director	$15,000
• Chair of the Audit Committee	$10,000
• Chair of the Compensation Committee	$5,000
• Chair of the Nominating and Corporate Governance Committee	$5,000
• Audit Committee member (other than Chair)	$7,500
• Compensation Committee Member (other than Chair)	$2,000
• Nominating and Corporate Governance Committee Member (other than the Chair)	$2,000

All Audit Committee retainers must be paid in cash. All other retainers may be paid in cash, options or as a stock grant, at the election of each director. We also reimburse our non-employee directors for reasonable expenses in connection with attendance at board of director and committee meetings.

In addition to cash compensation for services as a member of the board, non-employee directors are also eligible to receive nondiscretionary, automatic grants of stock options under the Non-Employee Director Compensation Plan. An outside, non-employee director who joins our board is automatically granted an initial option to purchase 10,000 shares upon first becoming a member of our board. The initial option vests and becomes exercisable over three years, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly increments thereafter. After each of our regularly scheduled Annual Meetings of Stockholders, each non-employee director is automatically granted an option to purchase 3,000 shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. These options vest in equal monthly increments over the period of one year.

In July 2014, the Board eliminated the provisions in the 2006 Plan that provided for automatic option grants to non-employee directors to eliminate redundancy in our non-employee director compensation.

Executive Compensation

Executive Officers’ Biographies and Qualifications

Below are the biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Oculus are stated below.

Jim Schutz Current Position: Age:	President, Chief Executive Officer, Director 53 For Mr. Schutz’s full biography, please refer to page 10 in the section entitled “Director Biographies and Qualifications.”

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Robert Miller Current Position: Age:	Secretary, Chief Financial Officer, Chief Operating Officer 73

Mr. Miller has served as our Chief Financial Officer since June 2004 and Secretary and Chief Operating Officer since February 2013. He was a consultant to us from March 2003 to May 2004. Mr. Miller has served as a director of Scanis, Inc. since 1998 and served as the acting Chief Financial Officer of Scanis from 1998 to June 2006. He was a Chief Financial Officer consultant to Evit Labs from June 2003 to December 2004, Wildlife International Network from October 2002 to December 2005, Endoscopic Technologies from November 2002 to March 2004, Biolog from January 2000 to December 2002 and Webware from August 2000 to August 2002. Prior to this, Mr. Miller was the Chief Financial Officer for GAF Corporation, Penwest Ltd. and Bugle Boy, and the Treasurer of Mead Corporation.

Education:

●	B.A. in Economics from Stanford University
●	MBA in Finance from Columbia University

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Miller has been working for our Company for 12 years. In addition to serving as our Company’s CFO for a decade, he has also served as the Chief Operating Officer for several years. Due to his experience with Oculus, he has a deep understanding of the workings and direction of our Company. In addition, Mr. Miller served as the Chief Operating Officer of the Corporation for several years.

Financial Background In addition to serving as our Company’s CFO for a decade, Mr. Miller has served as a CFO for a variety of companies for over 20 years.

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Bruce Thornton Current Position: Age:	Executive Vice President of International Operations and Sales 52

Mr. Thornton has served as our Executive Vice President of International Operations and Sales since June 2005. Mr. Thornton served as our General Manager for U.S. operations from March 2004 to July 2005. He served as Vice President of Operations for Jomed (formerly EndoSonic Corp.) from January 1999 to September 2003, and as Vice President of Manufacturing for Volcano Therapeutics, an international medical device company, following its acquisition of Jomed, until March 2004.

Education:

●	BS in Aeronautical Science from Embry-Riddle Aeronautical University
●	MBA from National University

Special Knowledge, Skills, and Abilities:

Business Development

Mr. Thornton has been working for our Company for a decade. During nine of those years, he served as Executive Vice President of International Operations and Sales. He has an extensive knowledge of our operations, the market for our products and our vision and goals for the future.

Business Operations

Mr. Thornton has extensive experience managing operations. In addition to serving as our Company’s Vice President of International Operations and Manager of Operations for a decade, Mr. Thornton has managed major business operations for other companies in the industry for over 15 years.

Leadership Mr. Thornton has served both as an executive and high level manager at our Company for a decade and has served in similar roles at other companies in the medical device sector.

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Robert Northey, Ph.D. Current Position: Age:	Executive Vice President of Research and Development 59

Robert Northey, Ph.D. has served as our vice president of research and development since July 2005. Dr. Northey served as a consultant to us from May 2001 to June 2005. From August 1998 until June 2005, he was an assistant professor in the paper science and engineering department at the University of Washington. Dr. Northey received a B.S. in wood and fiber science and a Ph.D. in wood chemistry, each from the University of Washington.

Education:

●	B.S. in Wood and Fiber Science from the University of Washington
●	Ph.D. in Wood Chemistry from the University of Washington

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Northey has been working for our Company for 10 years. Due to his experience with Oculus, both as a consultant and as director for our research and development team, he has a deep understanding of the workings and direction of the Company.

Research and Development

Mr. Northey worked for our Company as a consultant and director of research and development for over 15 years. Under his leadership, we developed more than 25 products that were successfully launched.

Leadership Mr. Northey has served both as an executive and high level manager at our Company for 10 years.

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Named Executive Officers

This Proxy Statement contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended March 31, 2016, or fiscal year 2016. For fiscal year 2016, in accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

•	Jim Schutz, Chief Executive Officer;
•	Bob Miller, Chief Financial Officer;
•	Bruce Thornton, Executive Vice President of International Sales; and
•	Robert Northey, Vice President of Research and Development.

Compensation Overview

We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Role of the Compensation Committee

The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to our major compensation plans, policies and programs. All compensation for our executive officers is determined by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is charged with the responsibility of reviewing the performance and establishing the total compensation of our executive officers on an annual basis. The Compensation Committee often discusses compensation matters as part of regularly scheduled board and committee meetings. The Compensation Committee administers our Oculus Innovative Sciences, Inc. Amended and Restated 2006 Stock Incentive Plan and our Oculus Innovative Sciences, Inc. 2011 Stock Incentive Plan, and is responsible for approving grants of equity awards under such plans. The Compensation Committee acts under the authority of a written charter, which is available on our website at http://ir.oculusis.com/governance.cfm.

Compensation Philosophy and Objectives

Our compensation philosophy for our Named Executive Officers is the same as for all our employees and is governed by the following principles. The Compensation Committee’s compensation objectives are to:

•	attract and retain highly qualified individuals with a demonstrated record of achievement;
•	reward past performance;
•	provide appropriate incentives for future performance; and
•	align the interests of our executive officers with the interests of the stockholders.

To achieve this, we currently offer a competitive total compensation package consisting of: base salary; annual bonuses; non-equity incentive plan compensation opportunities; employee benefits, including group life insurance, health and dental care insurance; and certain other perquisites, including personal use of a Company automobile.

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The Compensation Committee believes that compensation for our executive officers should be based on our Company performance. Due to the size of our Company, the performance of the executive officers directly affects all aspects of our results. Therefore, the Compensation Committee typically has developed variable compensation packages and bonus plans for executive officers that are largely based on our Company’s performance rather than upon individual performance measures. The Compensation Committee also considers our industry and geographic location norms in determining the various elements and amounts of compensation for our executive officers.

Compensation Structure

The Compensation Committee establishes the base salary amount for each executive officer and sets performance goals for equity awards, intended to be an incentive for the executive officers to achieve above normal results for our business and to appropriately compensate the executive officers for successfully achieving such performance. We believe the elements of our executive compensation program will deliver long-term stockholder value and encourage executive officers to remain employed with our Company.

Pursuant to our annual bonus plan, each executive officer has the potential to earn an annual cash and/or non-equity bonus based on the Compensation Committee’s assessment of the officer’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for each employee and executive officer are set forth in the bonus plan.

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executive officers.

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Summary Executive Compensation Table for the Fiscal Years Ended March 31, 2016 and 2015

The following table sets forth, for the fiscal years ended March 31, 2016 and 2015, all compensation paid or earned by (i) all individuals serving as our Principal Executive Officer; (ii) our two most highly compensated executive officers, other than our Principal Executive Officer, who were serving as executive officers at the end of our fiscal year ended March 31, 2016; and (iii) up to two individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer. These executive officers are referred to herein as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year Ended March 31, 2016	Salary ($)	Bonus ($)	Option Awards ($) (1) (2)	All Other Compen- sation ($)	Total ($)
Jim Schutz Chief Executive Officer	2016	250,000	--	--	50,601 (3)	300,601
	2015	250,000	--	--	46,215 (4)	296,215
Robert Miller Secretary, Chief Financial Officer and Chief Operating Officer	2016	250,000	--	30,402	45,319 (5)	325,721
	2015	250,000	--	--	71,053 (6)	321,053
Bruce Thornton Executive Vice President of International Operations and Sales	2016	250,000	--	40,862	53.615 (7)	344,477
	2015	250,000	20,000 (8)	--	55,860 (9)	325,860
Robert Northey Executive Vice President of Research and Development	2016	194,000	20,000 (10)	38,002	44,886 (11)	296,888
	2015	185,000	30,000 (12)	--	40,828 (13)	255,828

(1)	Represents the aggregate grant date fair value of stock option awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated for the covered fiscal year on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2016, included in our Annual Report on Form 10-K filed with the SEC on June 21, 2016. The amounts in this column do not represent the actual amounts paid to or realized by our Named Executive Officers during the fiscal years ended March 31, 2016 and 2015.

(2)	No stock options were awarded during the fiscal year ended March 31, 2015. On August 21, 2015, we granted stock options to the executive officers pursuant to our 2016 Bonus Plan. The 2016 options were awarded pursuant to our Stock Incentive Plans in effect for the applicable fiscal year. All bonus options granted in 2016 vested based on the achievement of target goals and milestones, with specific milestones and a bonus potential range for each executive officer. The bonus did not entitle executive officers to payment of a bonus but rather allowed for potential bonuses for executive officers if they meet their respective target goals and milestones, subject to the determination of the Compensation Committee. Options only vested, in whole or in part, in the event the executive achieved a minimum of 80% of each of his target milestones in the applicable fiscal year, as determined by the Compensation Committee by June 30, 2016. If the executive achieved at least 80% of the target milestones by March 31, 2016, then 80% of the executive’s options vested on June 30, 2016, as determined by the Compensation Committee. The exercise price of the options granted in 2016 is the adjusted closing price of the Company’s common stock on the date of grant. The stock options if vested have a term of ten years.

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(3)	The 2016 perquisites and personal benefits for Mr. Schutz include (a) personal use of a Company automobile in the amount of $2,055, (b) matching 401k contribution in the amount of $10,000, and (c) payment of $38,546 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Schutz.

(4)	The 2015 perquisites and personal benefits for Mr. Schutz include (a) personal use of a Company automobile in the amount of $2,055, (b) matching 401k contribution in the amount of $10,000, and (c) payment of $34,160 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Schutz.

(5)	The 2016 perquisites and personal benefits for Mr. Miller include (a) matching 401k contribution in the amount of $10,000, and (b) payment of $35,319 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Miller.

(6)	The 2015 perquisites and personal benefits for Mr. Miller include (a) matching 401k contribution in the amount of $10,000, and (b) payment of $61,053 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Miller.

(7)	The 2016 perquisites and personal benefits for Mr. Thornton include (a) a car allowance in the amount of $11,700, (b) matching 401k contribution in the amount of $10,000, and (c) payment of $31,915 to cover premiums for life, health, dental and vision insurance policies for the benefit of Mr. Thornton.

(8)	Mr. Thornton’s 2015 bonus consisted of a one-time cash bonus of $20,000.

(9)	The 2015 perquisites and personal benefits for Mr. Thornton include (a) a car allowance in the amount of $11,700, (b) matching 401k contribution in the amount of $10,000, and (c) payment of $34,160 to cover premiums for life, health, dental and vision insurance policies for the benefit of Mr. Thornton.

(10)	Mr. Northey’s 2016 bonus compensation consisted of a one-time cash bonus of $20,000.

(11)	The 2016 perquisites and personal benefits for Mr. Northey include (a) matching 401k contribution in the amount of $7,656, and (b) payment of $37,230 to cover premiums for life, health, dental and vision insurance policies for the benefit of Mr. Northey.

(12)	Mr. Northey’s 2015 bonus compensation consisted of a one-time cash bonus of $30,000.

(13)	The 2015 perquisites and personal benefits for Mr. Northey include (a) matching 401k contribution in the amount of $7,400, and (b) payment of $33,428 to cover premiums for life, health, dental and vision insurance policies for the benefit of Mr. Northey.

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Employment Agreements and Potential Payments upon Termination

Employment Agreement with Mr. Jim Schutz

On July 26, 2016, we entered into a new employment agreement with Jim Schutz, our President and Chief Executive Officer to update his agreements and responsibilities.

The terms of the new employment agreement provide for a continued annual base salary of $250,000 or such other amount as the Board of Directors may set. In addition, Mr. Schutz is eligible to receive an annual bonus, the payment, type and amount of which is in the sole discretion of the Compensation Committee. Mr. Schutz also receives certain benefits, such as participation in our health and welfare plans, vacation and reimbursement of expenses.

The employment agreement provides Mr. Schutz with certain separation benefits in the event of termination without cause, upon change of control or resignation by the executive for good reason; as such terms are defined in the employment agreement. In the event Mr. Schutz is terminated without cause, or upon change of control, or resigns for good reason, he is entitled to:

•	a lump severance payment equal to one-and-a-half times the executive’s base salary;
•	a bonus, upon determination by the Corporation’s Board of Directors or Compensation Committee, as appropriate, to be made in its sole discretion as to whether to grant a bonus, and if such bonus is granted, the amount, form and payment schedule. For the avoidance of doubt, executive shall not be entitled to any bonus solely for reason of termination, unless the Board of Directors or the Compensation Committee, as appropriate, in its sole discretion awards a bonus to executive;
•	automatic vesting of all unvested time-based options and equity awards and exercisability of awards for the remainder of their respective terms;
•	vesting of performance-based equity compensation awards in accordance with the terms of the awards, if the performance goals are satisfied; and
•	up to 18 months (the lesser of one year following the date of termination or until such executive becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA.

Mr. Schutz may terminate his employment for any reason upon at least 30 days prior written notice. Receipt of the termination benefits described above is contingent on each executive executing a general release of claims against our Company, his resignation from any and all directorships and every other position held by him with our Company or any of our subsidiaries, and his return to our Company of all Company property received from or on account of our Company or any of our affiliates by such executive. In addition, the executive is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality provisions of his employment agreement, whether during or after the term of his employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if the executive does not comply with the non-solicitation provisions of his employment agreement, which prohibit a terminated executive from interfering with the business relations of our Company or any of our affiliates and from soliciting employees of our Company. These provisions apply during the term of employment and for two years following termination.

In connection with the entry into the new agreement, the Compensation Committee intended to eliminate certain outdated pay practices, including providing a full tax gross up upon termination, automatic vesting of all performance-based equity awards under certain circumstances, and single trigger change of control payments. Additionally, the Compensation Committee wanted to bring the employment agreement in line with current law by adding clawback provisions.

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Employment Agreement with Mr. Robert Miller

The terms of the June 20, 2013 employment agreement with Robert Miller, our Chief Financial Officer, provides for an annual salary of $250,000 or such other amount as the Board of Directors may set. Mr. Miller also receives certain benefits, such as participation in our health and welfare plans, vacation and reimbursement of expenses.

The employment agreement provides Mr. Miller with certain separation benefits in the event of termination without cause or resignation for good reason; as such terms are defined in the employment agreement. In the event Mr. Miller is terminated without cause or resigns for good reason, he is entitled to:

•	a lump severance payment equal to 18 times the average monthly base salary paid to the executive over the preceding 12 months (or for the term of the executive’s employment if less than 12 months);
•	automatic vesting of all unvested options and other equity awards;
•	the extension of exercisability of all options and other equity awards to at least 12 months following the date the executive terminates employment or, if earlier, until the option expires;
•	up to one year (the lesser of one year following the date of termination or until such executive becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA; and
•	a full gross up of any excise taxes payable by the executive under Section 4999 of the Internal Revenue Code because of the foregoing payments and acceleration (including the reimbursement of any additional federal, state and local taxes payable as a result of the gross up).

Mr. Miller may terminate his employment for any reason upon at least 30 days prior written notice. Receipt of the termination benefits described above is contingent on each executive executing a general release of claims against our Company, his resignation from any and all directorships and every other position held by him with our Company or any of our subsidiaries, and his return to our Company of all Company property received from or on account of our Company or any of our affiliates by such executive. In addition, the executive is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality provisions of his employment agreement, whether during or after the term of his employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if he does not comply with the non-solicitation provisions of his employment agreement, which prohibit a terminated executive from interfering with the business relations of our Company or any of our affiliates and from soliciting employees of our Company. These provisions apply during the term of employment and for two years following termination.

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Employment Agreements with Mr. Bruce Thornton and Mr. Robert Northey

We entered into an employment agreement, dated as of June 1, 2005, as amended on August 5, 2008, with Bruce Thornton, our Executive Vice President of International Operations and Sales. We also entered into an employment agreement with Mr. Robert Northey, our Executive Vice President of Research and Development on April 1, 2008. The terms of the employment agreements provide for an annual salary of $250,000 for Mr. Thornton and $185,000 for Mr. Northey, respectively, or such other amount as the Chief Executive Officer may set. Mr. Northey is entitled to receive an annual bonus of $50,000 upon meeting mutually agreed upon annual milestones. Mr. Thornton and Mr. Northey also receive certain benefits, such as participation in our health and welfare plans, vacation and reimbursement of expenses. Additionally, Mr. Thornton receives a car allowance.

The employment agreements provide each executive with certain separation benefits in the event of termination without cause or resignation by Messrs. Thornton or Northey for good reason; as such terms are defined in the employment agreement. In the event Messrs. Thornton or Northey are terminated without cause or resigns for good reason, the respective executive is entitled to:

•	a lump severance payment equal to 12 times the average monthly base salary paid to Mr. Thornton over the preceding 12 months (or for the term of the executive’s employment if less than 12 months) or equal to 6 times the monthly base salary paid to Mr. Northey in the calendar month immediately preceding the month of termination;
•	automatic vesting of all unvested options and other equity awards;
•	the extension of exercisability of all options and other equity awards to at least 12 months following the date the executive terminates employment or, if earlier, until the option expires;
•	up to one year (the lesser of one year following the date of termination or until such executive becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA; and
•	a full gross up of any excise taxes payable by the executive under Section 4999 of the Internal Revenue Code because of the foregoing payments and acceleration (including the reimbursement of any additional federal, state and local taxes payable as a result of the gross up).

Messrs. Thornton or Northey may terminate their respective employment for any reason upon at least 30 days prior written notice. Receipt of the termination benefits described above is contingent on each executive executing a general release of claims against our Company, his resignation from any and all directorships and every other position held by him with our Company or any of our subsidiaries, and his return to our Company of all Company property received from or on account of our Company or any of our affiliates by such executive. In addition, the executive is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality provisions of his employment agreement, whether during or after the term of his employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if the executive does not comply with the non-solicitation provisions of his employment agreement, which prohibit a terminated executive from interfering with the business relations of our Company or any of our affiliates and from soliciting employees of our Company. These provisions apply during the term of employment and for two years following termination.

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Potential Payments upon Termination

The table below was prepared as though each of Messrs. Schutz, Miller, Thornton, and Northey had been terminated on March 31, 2016, the last day of our last completed fiscal year, without cause, or upon change of control, or resigned for good reason, as these terms are defined in the agreements with our Company. More detailed information about the payment of benefits, including duration, is contained in the discussion above. All such payments and benefits would be provided by our Company. The assumptions and valuations are noted in the footnotes.

Name	Salary Continuation ($)	Health and Welfare Benefits Continuation ($) (1)	Excise and Tax Gross-up ($) (2)
Jim Schutz	375,000	38,546	0
Robert Miller	375,000	35,319	191,824
Bruce Thornton	250,000	31,915	131,795
Robert Northey	194,000	37,230	108,000

(1)	Amount assumes our cost of providing life, health, dental and vision insurance at the same rate for 12 months.

(2)	In calculating these amounts we assumed a termination date on March 31, 2016, and the maximum Federal and California income and other payroll taxes, aggregating an effective tax rate of 46.75%.

Annual Incentive Plans

Pursuant to our annual Bonus Plan, executive officers of our Company, including Messrs. Schutz, Miller, Thornton, and Northey have the potential to earn an annual bonus based on the individual’s contribution to the Company’s target goals and milestones. Specific goals and milestones and a bonus potential range for each executive officer are set forth in the bonus plan. The Compensation Committee determines whether a bonus pool for executive officers will be established within a specified time period after the end of each fiscal year. If a bonus pool is established, the Compensation Committee has discretion to set appropriate bonus amounts within an executive officer’s bonus range, based on the Compensation Committee’s assessment of corporate and individual achievements.

The Compensation Committee may decide that bonuses awarded to executive officers under the bonus plan will be paid in cash, stock options, stock or a combination of cash, options, and/or stock depending on our year-end cash position, cash needs and projected cash receipts. The Compensation Committee will not declare any bonus pool or grant any cash awards that will endanger our ability to finance our operations and strategic objectives or place us in a negative cash flow position, in light of our anticipated cash needs.

2015 Bonus Awards for Named Executive Officers

We awarded Mr. Northey, our Vice President of Research and Development a bonus of $20,000 for his efforts related to the research and development and launch of new products in fiscal year 2015. The bonus was paid in fiscal year 2016.

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We awarded Mr. Thornton, our Executive Vice President of International Operations and Sales, a bonus of $20,000 for meeting milestones established in his compensation and bonus plan in fiscal year 2015. The bonus was paid in fiscal year 2016.

2016 Bonus Awards for Named Executive Officers

For fiscal year 2016, each executive officer, including our Named Executive Officers, had the potential to earn an annual bonus based on the Compensation Committee’s assessment of the individual’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for employees and executive officers, including our Named Executive Officers, was set forth in the bonus plan.

For fiscal year 2016, the Compensation Committee granted stock options to executive officers. Such stock options vested in whole or in part in the event that each executive officer meets target milestones established in the Fiscal Year 2016 Bonus Plan. On July 26, 2016, the Compensation Committee determined that target milestones have been met in part and determined that part of the options vested. Employees were eligible for a similar bonus program.

The table below shows the grant and vesting of FY 2016 bonus options for our Named Executive Officers. Share numbers have been adjusted for the 1-for-5 reverse stock split effective June 24, 2016.

Name	Number of options granted (1)	Number of options vested (2)
Jim Schutz	0	0
Robert Miller	8,000	7,912
Bruce Thornton	10,000	9,870
Robert Northey	10,000	9,890

(1)	The exercise price of $5.80 equals the adjusted closing price of our common stock on the day of the grant, August 21, 2015.

(2)	Such options vested in whole or in part in the event the executive achieved a minimum of 80% of his target milestones. If such executive did not achieve 80% of their target milestones, then 100% of the options expired. If the executive achieved at least 80% of his target milestones, then 80% of the executive’s options vested. The vesting of the remaining of the remaining 20% was in the discretion of the Compensation Committee.

2017 Bonus Plan Structure for Named Executive Officers

For fiscal year 2017 ending on March 31, 2017, we anticipate that the Compensation Committee will determine target milestones specific to each executive officer’s job and a pool of options, stock and cash as a bonus payment. Specific goals and milestones and a bonus potential range for our executive officers, including our Named Executive Officers, will be set forth in the 2017 bonus plan.

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Outstanding Equity Awards

The following table shows grants of options outstanding on March 31, 2016, the last day of our last completed fiscal year, to each of the Named Executive Officers named in the Summary Compensation Table. All shares and per share data have been adjusted to reflect a 1-for-7 reverse stock split, effective April 1, 2013 and a 1-for-5 reverse stock split, effective June 24, 2016.

Name	Grant Date	Initial Number of Securities Granted	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Expiration Date
Jim Schutz (1)	6/15/2007	2,856	0	$254.45	2,856	0	6/15/2017
	3/10/2009	5,271	0	$38.15	5,271	0	3/10/2019
	2/10/2010	3,571	0	$66.85	3,571	0	2/10/2020
	6/7/2010	1,785	0	$68.95	1,785	0	6/7/2020
	3/31/2011	3,928	0	$70.35	3,928	0	3/31/2021
	6/16/2011	1,428	0	$56.00	1,428	0	6/16/2021
	3/7/2012	5,357	0	$43.75	5,357	0	3/7/2022
	8/24/2012	4,285	0	$32.55	4,285	0	8/24/2022
	9/19/2013	20,000	0	$30.00	16,666	3,334	9/19/2023
Robert Miller (2)	3/10/2009	5,271	0	$38.15	5,271	0	3/10/2019
	6/7/2010	5,357	0	$68.95	5,357	0	6/7/2020
	3/31/2011	357	0	$70.35	357	0	3/31/2021
	6/16/2011	5,000	0	$56.00	5,000	0	6/16/2021
	3/7/2012	1,785	0	$105.00	1,785	0	3/7/2022
	8/24/2012	4,285	0	$32.55	4,285	0	8/24/2022
	9/19/2013	5,351	0	$14.85	4,459	892	9/19/2023
	3/4/2014	26,020	0	$19.50	17,346	8,674	3/4/2024
	8/21/2015	8,000	88	$5.80	7,912	0	8/21/2025
Bruce Thornton (3)	6/15/2007	272	0	$254.45	272	0	6/15/2017
	6/15/2007	441	0	$35.00	441	0	6/15/2017
	12/9/2008	5,428	0	$14.00	1,395*	0	12/9/2018
	6/7/2010	1,428	0	$68.95	1,428	0	6/7/2020
	6/7/2010	1,428	0	$105.00	1,428	0	6/7/2020
	6/16/2011	5,357	0	$56.00	5,357	0	6/16/2021
	3/7/2012	1,785	0	$43.75	1,785	0	3/7/2022
	9/19/2013	3,745	0	$14.85	3,121	624	9/19/2023
	3/4/2014	21,602	0	$19.50	14,285	7,143	3/4/2024
	8/21/2015	10,000	130	$5.80	9,870	0	8/21/2025
Robert Northey (4)	6/15/2007	964	0	$254.45	964	0	6/15/2017
	12/9/2008	2,857	0	$29.75	2,857	0	12/9/2018
	2/25/2010	2,571	0	$64.05	2,571	0	2/25/2020
	5/17/2011	3,142	0	$66.15	3,142	0	5/17/2021
	9/19/2013	3,745	0	$14.85	3,121	624	9/19/2023
	3/4/2014	20,140	0	$19.50	13,426	6,714	3/4/2024
	8/21/2015	10,000	110	$5.80	9,890	0	8/21/2025
*	4,033 shares were exercised.

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(1)	Options with an expiration date of September 19, 2023, will vest quarterly over a three-year vesting schedule commencing on the date of grant. The options expiring on September 19, 2023, represent 1/3 of the equity grant awarded to Mr. Schutz pursuant to our employment agreement with him effective June 20, 2013.

(2)	Options with an expiration date of March 4, 2024, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant. Options with an expiration date of September 19, 2023, will vest quarterly over a three-year vesting schedule commencing on the date of grant.

(3)	Options with an expiration date of September 19, 2023 or March 4, 2024, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant.

(4)	Options with an expiration date of September 19, 2023 or March 4, 2024, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant.

Narrative to Outstanding Equity Awards Table

Retirement Benefits

On January 1, 2011, we established a qualified 401(k) employee savings and retirement plan for all regular full-time U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to 4% of an employee’s contributions. All contributions are immediately fully vested. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options. Company contributions to the 401(k) plan amounted to an aggregate of $158,000 for the year ended March 31, 2016.

Proposal No. 2 – Advisory Approval of Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to cast an advisory vote to approve the compensation on our Named Executive Officers for the fiscal year ended March 31, 2016, as discussed in the “Executive Compensation” section beginning on page 21 of this Proxy Statement. While this vote is non-binding, we value the opinions of our stockholders and, consistent with our record of shareholder engagement, will consider the outcome of the vote when making future compensation decisions. This proposal, commonly known as a “say on pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our fiscal year 2016 executive compensation programs and policies and the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2016.

We believe in the power of open disclosure and know the only way to build and strengthen our reputation and our Company is through honesty and trust. In connection with that belief and as required by SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation that we paid to our Named Executive Officers for the fiscal year ended March 31, 2016.

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As discussed under the heading “Compensation Overview” in this Proxy Statement, the Compensation Committee’s compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of our stockholders. The Board is asking stockholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates:

•	our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and competitive with those of other companies in our industry;

•	the design of our compensation programs is intended to reward our Named Executive Officers for the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	our strong emphasis on the alignment of the incentives of our Named Executive Officers with the creation of increased stockholder value.

At the 2015 Annual Meeting of Stockholders, 65% of the stockholders who voted on the Say-on-Pay proposal approved the executive compensation paid to our Named Executive Officers. This represented a sharp increase from 51% approval rate in the prior year. In a continues effort to improve our performance and compensation, the Compensation Committee, partly in response to the vote, decided to enter into revised employment agreements with our Chief Executive Officer and intends to revise the employment agreements for our remaining Named Executive Officers. The revised employment agreement is described in the section entitled “Employment Agreements with Named Executive Officers”. In addition, the Compensation Committee revised its annual bonus plan to create more long-term incentives for our Named Executive Officers. Management is continuously seeking investor engagement and has spoken with numerous large and small investors during the past year in an effort to highlight the progress the Company is making.

We are asking our stockholders to vote FOR, in a non-binding vote, the following resolution

“RESOLVED, the shareholders of Oculus Innovative Sciences, Inc. approve on an advisory basis, the compensation paid to our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation” included in the Proxy Statement.”

Share Ownership

Equity Compensation Plan Information

Pursuant to Item 201(d) of Regulation S-K, “Securities Authorized for Issuance Under Equity Compensation Plans,” we are providing the following information summarizing information about our equity compensation plans as of March 31, 2016. All share numbers have been updated for the 1-for-5 reverse stock split of the Company’s common stock effective as of June 24, 2016.

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Plan Category	Number of Securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	752,000	$21.47	583,000
Equity compensation plans not approved by security holders	–	–	–
Total	752,000	$21.47	583,000

Our Oculus Innovative Sciences, Inc. Amended and Restated 2006 Stock Incentive Plan and our Oculus Innovative Sciences, Inc. 2011 Stock Incentive Plan were adopted with the approval of our stockholders, and we have previously provided the material terms of such plans.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of July 5, 2016, as to shares of our common stock beneficially owned by: (1) each of our Named Executive Officers listed in the Summary Compensation Table, (2) each of our current directors and (3) all of our directors and executive officers as a group. We currently do not know of any shareholder who beneficially owns 5% or more of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable upon vesting. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Share numbers have been adjusted for the 1-for-5 reverse stock split effective June 24, 2016.

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		Amount of Beneficial Ownership			Percent of Shares Beneficially Owned (3)
Name and address of beneficial owner (1)	Nature of beneficial ownership	Shares Owned	Shares – Includes all Rights to Acquire (2)	Total
Jim Schutz (4)	Chief Executive Officer and Director	5,177	48,481	53,658	1.3%
Robert Miller (5)	Secretary, Chief Financial Officer and Chief Operating Officer	2,085	60,866	62,951	1.5%
Bruce Thornton (6)	Executive Vice President of International Operations and Sales	0	47,453	47,453	1.1%
Robert Northey (7)	Executive Vice President of Research and Development	0	42,719	42,719	1.0%
Jerry McLaughlin (8)	Lead Independent Director	4,928	29,224	34,152	*
Sharon Barbari (9)	Director	4,010	16,192	20,202	*
Russell Harrison (10)	Director	4,265	17,893	22,158	*
Jay Birnbaum (11)	Director	3,907	34,798	38,705	*
All directors and executive officers as a group (8 persons)		24,372	297,626	321,998	7.7%

*Indicates ownership of less than 1.0%

(1)	Unless otherwise stated, the address of each beneficial owner listed in the table is c/o Oculus Innovative Sciences, Inc. 1129 North McDowell Blvd. Petaluma, CA 94954.

(2)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable upon vesting.

(3)	We had a total of 4,200,756 shares of common stock issued and outstanding on July 5, 2016.

(4)	Mr. Schutz is our President and Chief Executive Officer. He is also a member of our Board of Directors. Mr. Schutz beneficially owns 5,177 shares of common stock and 48,481 shares of common stock issuable upon the exercise of options.

(5)	Mr. Miller is our Chief Financial Officer. Mr. Miller beneficially owns 2,085 shares of common stock, which includes 1,714 shares held by The Miller 2005 Grandchildren’s Trust, for which Mr. Miller and his wife, Margaret I. Miller, are the trustees. Mr. Miller and Ms. Miller share voting and dispositive control over the shares held by The Miller 2005 Grandchildren’s Trust. Mr. Miller also beneficially owns 60,866 shares of common stock issuable upon the exercise of options.

(6)	Mr. Thornton is our Executive Vice President of International Operations and Sales. Mr. Thornton beneficially owns 0 shares of common stock and 47,453 shares of common stock issuable upon the exercise of options.

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(7)	Mr. Northey is our Executive Vice President of Research and Development. He beneficially owns 0 shares of common stock and 42,719 shares of common stock issuable upon the exercise of options.

(8)	Mr. McLaughlin is a member of our Board of Directors and was appointed as Lead Independent Director on March 26, 2014. He beneficially owns 4,928 shares of common stock and 29,224 shares of common stock issuable upon the exercise of options.

(9)	Ms. Barbari is a member of our Board of Directors. She beneficially owns 4,010 shares of common stock held by The Barbari Family Trust – Sharon Ann Barbari and Edward Paul Barbari Trustees, and 16,192 shares of common stock issuable upon the exercise of options.

(10)	Mr. Harrison is a member of our Board of Directors. He beneficially owns 4,265 shares of common stock and 17,893 shares of common stock issuable upon the exercise of options.

(11)	Dr. Birnbaum is a member of our Board of Directors. He beneficially owns 3,907 shares of common stock and 34,798 shares of common stock issuable upon the exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting person that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2016.

Audit Matters

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website at http://ir.oculusis.com/governance.cfm. All members of the Audit Committee meet the independence standards established by the NASDAQ Listing Rules. Ms. Barbari, the Chair of the Audit Committee, meets the SEC standard for “audit committee financial expert.”

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of Oculus’ financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting. Management is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2016 Annual Report with Oculus’ management and the independent registered public accounting firm.

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The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including the matters required by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from Oculus and its management.

The Audit Committee has discussed with Oculus’ independent registered public accounting firm, with and without management present, their evaluations of Oculus’ internal control over financial reporting and the overall quality of Oculus’ financial reporting.

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Oculus’ Annual Report on Form 10-K for the year ended March 31, 2016, for filing with the SEC. The Audit Committee has appointed Marcum LLP to serve as Oculus’ independent registered public accounting firm for the fiscal year ending March 31, 2017.

Audit Committee

Sharon Barbari, Chair

Jay Birnbaum

Russ Harrison

Proposal No. 3 – Ratification of the Appointment of Marcum LLP

The Audit Committee has appointed Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017. We do not expect representatives from Marcum LLP to be present at the 2016 Annual Meeting. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Marcum LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Marcum LLP has audited our financial statements since April 2006. Aggregate fees for profession services provided to us by Marcum LLP for the years ended March 31, 2016 and 2015, were as follows:

	Year ended March 31,
	2016	2015
Audit Fees	$221,000	$216,000
Audit-Related Fees	48,000	61,000
Tax Fees	–	–
All Other Fees	2,000	2,000
Total	$271,000	$279,000

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Audit fees. The aggregate fees billed for the years ended March 31, 2016 and 2015, for professional services rendered by our principal independent registered public accounting firm were for the audit of our annual financial statements and the review of our quarterly financial information filed on Form 10-Q.

Audit-related fees. For the years ended March 31, 2016 and 2015, audit-related fees included services provided by our principal independent registered public accounting firm in connection with consents related to filings of registration statements, comfort letters, and review of our filings with the SEC.

All other fees. For the year ended March 31, 2016, all other fees related to the cost to attend a conference hosted by Marcum LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided during fiscal year 2016 were pre-approved.

During the approval process, the Audit Committee considered the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees were deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the Audit Committee will review any revisions to the estimates of audit fees initially estimated for the current year’s engagement.

Required Vote

Ratification of the appointment of Marcum LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your Board of Directors recommends a vote FOR the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

Other Matters

Proposal No. 4 – Approval of the 2016 Equity Incentive Plan

General

We are requesting that you vote to approve the 2016 Equity Incentive Plan, or the 2016 Plan, which our Board of Directors has approved, subject to your approval at our Annual Meeting. The 2016 Plan is intended to replace the Amended and Restated Oculus Innovative Sciences, Inc. 2006 Stock Incentive Plan, which expires by its terms on August 25, 2016. The 2016 Plan initially authorizes the issuance of up to 400,000 shares of our common stock pursuant to awards to be granted under the 2016 Plan.

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The 2016 Plan is specifically designed to preserve the tax deduction available to us for certain awards we grant. Section 162(m) of the Internal Revenue Code generally denies a public corporation a deduction for compensation in excess of $1,000,000 paid to each of its covered employees. Compensation treated as “qualified performance-based compensation” under Section 162(m) is not subject to this limitation. Any awards granted under the 2016 Plan may be treated as “qualified performance-based compensation” only if the 2016 Plan is approved by a majority vote of our stockholders.

The 2016 Plan is being submitted to you for approval at the Annual Meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code, and (ii) eligibility to receive a federal income tax deduction under Section 162(m) of the Internal Revenue Code for certain compensation awarded under the 2016 Plan. Approval by our stockholders of the 2016 Plan is also required by the NASDAQ Stock Market Listing Standards.

The following is a brief summary of the 2016 Plan. This summary is qualified in its entirety by the full text of the 2016 Plan, which is attached as Appendix B to this proxy statement. Capitalized terms not defined herein have the meanings ascribed to such terms in the 2016 Plan document.

Material Features of the 2016 Plan

Administration. The 2016 Plan will be administered by the Compensation Committee or, in the Board’s sole discretion, by the Board. The Compensation Committee will have full authority to determine the type and terms of Awards, including:

•	which Employees, Consultants, and Directors will be granted Awards;
•	the number of shares subject to each Award;
•	the vesting, duration, cancellation, and termination provisions of each Award; and
•	all other terms and conditions upon which an Award may be granted in accordance with the 2016 Plan.

In addition, the Compensation Committee will have full authority to interpret the 2016 Plan and apply its provisions, and may take any necessary or advisable actions for the administration of the 2016 Plan. The Compensation Committee may, in its discretion, amend any term or condition of an outstanding Award, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired.

Eligible Participants. The 2016 Plan provides that Awards may be granted to Employees, Directors, and Consultants who, as determined by the Compensation Committee, are in a position to make significant contributions to our long-term success.

Available Shares. The 2016 Plan provides for the issuance of up to 400,000 of shares of our common stock, plus an annual increase on the first day of each fiscal year during the term of the Plan, beginning April 1, 2017, in an amount equal to the lesser of (i) 8% of the number of outstanding shares of Common Stock on the last day of the immediately preceding year or (ii) an amount determined by the Board; subject to adjustment (for example, in the event of recapitalization, stock split, stock dividend, merger, reorganization or similar event). At all times during the term of the 2016 Plan, we intend to reserve and keep available sufficient shares to satisfy the requirements of the 2016 Plan. No more than 50,000 shares may be granted as Incentive Stock Options, per person per year. Additionally, no more than 100,000 shares may be granted to a Director in any year. No Participant shall be granted, during any one year period, Options to purchase common stock and Stock Appreciation Rights with respect to more than 100,000 shares in the aggregate or any other Awards with respect to more than 120,000 shares in the aggregate.

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Stock Options, Restricted Stock, and Other Stock-Based Awards. Awards under the 2016 Plan may consist of grants of:

•	Stock Options (including incentive stock options and non-qualified stock options);
•	Stock Appreciation Rights;
•	Restricted Awards (including Restricted Stock or Restricted Stock Units);
•	Performance Share Awards; and
•	Performance Compensation Awards.

Incentive Stock Options may be granted only to Employees. The exercise price of a Stock Option may not be less than 100% of the Fair Market Value of our common stock on the date of grant and may not have a term longer than ten years. However, if an Incentive Stock Option is granted to an individual who owns more than 10% of the combined voting power of all our classes of stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the Incentive Stock Option may not be longer than five years.

Change in Stock. In the event of changes in the outstanding common stock or in the capital structure of the Company due to any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as reorganization, Awards granted under the 2016 Plan will be equitably adjusted or substituted, as to the number, price or kind of a share of Award to the extent necessary to preserve the economic intent of such Award. Upon a corporate transaction, outstanding Awards granted under the 2016 Plan will be subject to the agreement of merger or reorganization. Such agreement shall provide for:

•	the continuation of outstanding Awards by us, if we are a surviving corporation;
•	the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;
•	the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;
•	full exercisability or vesting and accelerated expiration of the outstanding Awards; or
•	settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

Change in Control. Upon a Change in Control Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100 percent of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100 percent of the shares of Restricted Stock or Restricted Stock Units. In addition, immediately upon a Change in Control, all outstanding Performance Compensation Awards will immediately lapse, and the Compensation Committee will determine the Awards to be paid to the Participant according to the extent to which Performance Goals have been met.

Termination and Amendment. The 2016 Plan will terminate automatically on September 2, 2026, unless terminated earlier by the Board of Directors or extended by the Board of Directors with the approval of the stockholders. The Board of Directors may amend or terminate the 2016 Plan at any time and from time to time. An amendment of the 2016 Plan shall be subject to the approval of our stockholders only to the extent required by applicable laws, regulations or rules, or as otherwise determined at the time by the Board. However, no amendment or termination may materially impair any rights or obligations under any outstanding Award without the Participant’s consent.

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Required Vote

The affirmative vote of the holders of a majority of the shares cast for this proposal is needed to approve the 2016 Equity Incentive Plan.

Your Board of Directors recommends a vote FOR the the 2016 Equity Incentive Plan.

Forward-Looking Statements Disclaimer

Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to the risks described in our Annual Report on Form 10-K filed on June 30, 2016 and available at www.sec.gov. The words “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” “should,” “likely,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. All statements by us regarding our expected financial position, revenues, cash flows and other operating results, business strategy and similar matters are forward looking statements. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date as of which such statement was made.

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General Information

Below you will find general information on Stockholder Proposals, “Householding” of Proxy Materials, and more specific instructions on how to vote, which can be found on your proxy voting card.

Stockholder Proposals and Additional Information

There are no stockholder proposals for the 2016 Annual Meeting. If you would like information on submitting a stockholder proposal to be included in the 2017 Proxy and Annual Meeting, please refer to the information below.

How do I submit a Stockholder Proposal to be Included
in the Proxy Statement?

You must submit your proposal to our Secretary no later than April 4, 2017 – 120 calendar days before the anniversary of our 2015 Annual Proxy Statement mailing. This is to comply with Rule 14a-8 under the 1934 act.

Who Presents the Proposal at the Meeting?

The Stockholder proponent, or a representative who is qualified under state law, must appear in person at the Annual Meeting of Stockholders to present the proposal.

What if the date of the 2017 Annual Meeting is significantly different?

If the date of the Annual Meeting is changed by more than 30 days, the proposal must be submitted to our Secretary by the close of business on the later of:

         •     90 days prior to the Annual Meeting, or

         •     7 days following the first public announcement of the

                Annual Meeting date

How Should I Send my Proposal?

Please send your proposal to our Secretary at:

Oculus Innovative Sciences
Attn. Bob Miller
1129 North McDowell Blvd.
Petaluma, California 94954

We strongly suggest that proposals are sent by Certified Mail – Return Receipt Requested.

What Must be Included in My Notice that I send to the Secretary?

     1.     A brief description of the proposed business

     2.     The text of the proposal

     3.     Reasons for conducting the business at the meeting

     4.     Name and address (as they appear on our books) of the stockholder proposing such business

     5.     The beneficial owner (if any) on whose behalf the proposal is made

     6.     Any material interest of the stockholder in such business

     7.     Any other information required by proxy proposal submission rules of the SEC

Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

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If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in July or August of each year, by notifying us in writing at: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, or by contacting us at (707) 283-0550. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (707) 283-0550, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Other Matters

Your Board of Directors does not know of any other business that will be presented at the 2016 Annual Meeting. If any other business is properly brought before the 2016 Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the 2016 Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Robert Miller

Chief Financial Officer and Corporate Secretary

Petaluma, California

July 29, 2016

Our 2016 Annual Report on Form 10-K as filed with the SEC on June 21, 2016, including the financial statements, has been furnished, free of charge, and mailed with this Proxy Statement. We will also provide copies of exhibits to our 2016 Annual Report, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. The request must include a representation by the stockholder that as of July 5, 2016, the stockholder was entitled to vote at the 2016 Annual Meeting. The Notice of Annual Meeting, Proxy Statement, and our 2016 Annual Report on Form 10-K are also available at www.oculusis.com.

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Thank you for being a shareowner of Oculus Innovative Sciences, Inc.

Learn more at http://ir.oculusis.com/

Our 2016 Proxy Statement	Our 2016 Annual Report	Our Company Website	Our NASDAQ Listing

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Appendix A

Proxy Card

[See Enclosed]

A-1

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12910-P81466                          KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCULUS INNOVATIVE SCIENCES, INC.

The Board of Directors recommends you vote "FOR" the nominees listed in Proposal 1.

1. Election of Directors

Nominees:

	For	Withhold
1a. Dr. Jay Birnbaum	☐	☐
1b. Mr. Jim Schutz	☐	☐

The Board of Directors recommends you vote "FOR" Proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

A-2

E12911-P81466

OCULUS INNOVATIVE SCIENCES, INC.
Annual Meeting of Stockholders
September 2, 2016 at 10:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby authorizes Robert Miller or John Dal Poggetto, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. (the "Company") to be held at the Company's executive offices located at 1129 N. McDowell Blvd., Petaluma, California 94954 on Friday, September 2, 2016 at 10:00 a.m. Pacific Time, or at any adjournment or postponement thereof, and instructs said Proxies to vote as designated on the reverse.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side

A-3

Appendix B

2016 Equity Incentive Plan

OCULUS INNOVATIVE SCIENCES, INC.

2016 EQUITY INCENTIVE PLAN

B-1

Table of Contents

1. Purpose; Eligibility	B-1
2. Definitions	B-1
3. Administration	B-11
4. Shares Subject to the Plan	B-13
5. Eligibility	B-13
6. Option Provisions	B-13
7. Provisions of Awards Other Than Options	B-15
8. Securities Law Compliance	B-21
9. Use of Proceeds from Stock	B-21
10. Miscellaneous	B-21
11. Adjustments Upon Changes in Stock	B-22
12. Effect of Change in Control	B-22
13. Amendment of the Plan and Awards	B-23
14. General Provisions	B-23
15. Effective Date of Plan	B-25
16. Termination or Suspension of the Plan	B-26

B-2

1. Purpose; Eligibility

    1.1.   General Purpose.  The name of this plan is the Oculus Innovative Sciences, Inc. 2016 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Oculus Innovative Sciences, Inc., a Delaware corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

    1.2.   Eligible Award Recipients.  The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

    1.3.   Available Awards.  Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, and (f) Performance Compensation Awards.

2. Definitions

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award or a Performance Compensation Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means: The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

With respect to any Employee or Consultant:

(a) If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b) If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

B-3

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a) malfeasance in office;

(b) gross misconduct or neglect;

(c) false or fraudulent misrepresentation inducing the director’s appointment;

(d) willful conversion of corporate funds; or

(e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

“Change in Control”

(a) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the Incumbent Directors are Directors who either:

(A) Had been Directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(b) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(c) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(d) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of this definition, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii)) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

B-4

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Oculus Innovative Sciences, Inc. a Delaware corporation, and any successor thereto.

“Consultant” means any individual who is engaged by the Company or any Affiliate to render consulting or advisory services.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code, as interpreted by IRS Notice 2007-49.

“Deferred Stock Units (DSUs)” has the meaning set forth in Section 7.2 hereof.

“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 14.12.

“Effective Date” shall mean the date as of which this Plan is approved by the Company’s shareholders.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

B-5

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed or admitted to trading on a national securities exchange, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the principal consolidated transaction reporting system on which such Common Stock is listed or admitted to trading. If the Common Stock is not listed or admitted to trading on a national securities exchange, the Fair Market Value shall be the last quoted price, or if not so quoted, the average of the high and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or such other system then in use, or, if on any such date such Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the majority of the Board of Directors. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Good Reason” means:

(a) If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b) If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 7.4(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

B-6

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 7.4 of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following: Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (o) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

B-7

(a) net earnings or net income (before or after taxes);

(b) basic or diluted earnings per share (before or after taxes);

(c) net revenue or net revenue growth;

(d) gross revenue;

(e) gross profit or gross profit growth;

(f) net operating profit (before or after taxes);

(g) return on assets, capital, invested capital, equity, or sales;

(h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(i) earnings before or after taxes, interest, depreciation and/or amortization;

(j) gross or operating margins;

(k) improvements in capital structure;

(l) budget and expense management;

(m) productivity ratios;

(n) economic value added or other value added measurements;

(o) share price (including, but not limited to, growth measures and total shareholder return);

(p) expense targets;

(q) margins;

(r) operating efficiency;

(s) working capital targets;

(t) enterprise value;

(u) safety record; and

(v) completion of acquisitions or business expansion.

B-8

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(a) asset write-downs;

(b) litigation or claim judgments or settlements;

(c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(d) any reorganization and restructuring programs;

(e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year;

(f) acquisitions or divestitures;

(g) any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(h) foreign exchange gains and losses; and

(i) a change in the Company’s fiscal year.

B-9

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Performance Share Award” means any Award granted pursuant to Section 7.3 hereof.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Plan” means this Oculus Innovative Sciences, Inc. 2016 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

B-10

3. Administration

    3.1.   Authority of Committee.  The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)   to construe and interpret the Plan and apply its provisions;

(b)   to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)   to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)   to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;

(e)   to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)   from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(g)  to determine the number of shares of Common Stock to be made subject to each Award;

(h)   to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i)   to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)   to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(k)   to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(l)   to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(m)   to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(n)   to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(o)   to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(p)   to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

B-11

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

    3.2. Committee Decisions Final.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

    3.3. Delegation.  The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

    3.4. Committee Composition.  Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

    3.5. Indemnification.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

B-12

4. Shares Subject to the Plan

    4.1.   Subject to adjustment in accordance with Section 11, a total of 400,000 shares of Common Stock shall be available for the grant of Awards under the Plan, plus an annual increase on the first day of each fiscal year during the term of the Plan, beginning April 1, 2017, in an amount equal to the lesser of (i) 8% of the number of outstanding shares of Common Stock on the last day of the immediately preceding year or (ii) an amount determined by the Board; provided that, no more than 50,000 shares of Common Stock may be granted as Incentive Stock Options, per person per year. Additionally, a Director may not be granted Awards covering more than 100,000 shares of Common Stock in any year. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

    4.2.   Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

    4.3.   Subject to adjustment in accordance with Section 11, no Participant shall be granted, during any one (1) year period, Options to purchase Common Stock and Stock Appreciation Rights with respect to more than 100,000 shares of Common Stock in the aggregate or any other Awards with respect to more than 120,000 shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.

    4.4.   Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan.

5. Eligibility

    5.1.   Eligibility for Specific Awards.  Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

    5.2.   Ten Percent Shareholders.  A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6. Option Provisions

    6.1.   General.  Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

    6.2.   Term.  Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

    6.3.   Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

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    6.4.   Exercise Price of a Non-qualified Stock Option.  The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

    6.5.   Consideration.  The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

    6.6.   Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

    6.7.   Transferability of a Non-qualified Stock Option.  A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

    6.8.   Vesting of Options.  Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

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    6.9.   Termination of Continuous Service.  Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

    6.10.   Extension of Termination Date.  An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.2 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

    6.11.   Disability of Optionholder.  Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

    6.12.   Death of Optionholder.  Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

    6.13.   Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7. Provisions of Awards Other Than Options

    7.1. Stock Appreciation Rights

(a) General

Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

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(b) Grant Requirements

Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c) Term of Stock Appreciation Rights

The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d) Vesting of Stock Appreciation Rights

Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

(e) Exercise and Payment

Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

(f) Exercise Price

The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

(g) Reduction in the Underlying Option Shares

Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

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    7.2. Restricted Awards

(a) General

A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Restricted Stock and Restricted Stock Units

(i) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents./Dividend Equivalents will be deemed re-invested in additional Restricted Stock Units or Deferred Stock Units based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date and rounded down to the nearest whole share.

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(c) Restrictions

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

(d) Restricted Period

With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(e) Delivery of Restricted Stock and Settlement of Restricted Stock Units

Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

(f) Stock Restrictions

Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

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    7.3. Performance Share Awards

(a) Grant of Performance Share Awards

Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 7.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

(b) Earning Performance Share Awards

The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold performance goal(s) have been achieved.

    7.4. Performance Compensation Awards

(a) General

The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Common Stock on the Grant Date), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b) Eligibility

The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 7.4. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards

With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.4(c) and record the same in writing.

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(d) Payment of Performance Compensation Awards

(i) Condition to Receipt of Payment

Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(iii) Certification

Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 7.4(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion

In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section 7.4(d)(vi) of the Plan.

(v) Timing of Award Payments

Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.4 but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.

(vi) Maximum Award Payable

Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period (excluding any Options and Stock Appreciation Rights) is 100,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 7.4(a) shall be $200,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

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8. Securities Law Compliance

Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9. Use of Proceeds from Stock

Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10. Miscellaneous

    10.1. Acceleration of Exercisability and Vesting.  The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

    10.2. Shareholder Rights.  Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

    10.3. No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

    10.4. Transfer; Approved Leave of Absence.  For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

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    10.5. Withholding Obligations.  To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

    10.6. Buyout Provisions. The Committee may at any time (a) offer to buy out for payment in cash or cash equivalents an Option or Stock Appreciation Right previously granted or (b) authorize an Optionholder to elect to cash out an Option or Stock Appreciation Right previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

11. Adjustments Upon Changes in Stock

In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 and Section 7.4(d)(vi) will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12. Effect of Change in Control

12.1. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a)   In the event of a Change in Control, all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the shares of Restricted Stock or Restricted Stock Units.

(b)   With respect to Performance Compensation Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

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To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

    12.2. In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

    12.3. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13. Amendment of the Plan and Awards

    13.1. Amendment of Plan.  The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

    13.2. Shareholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

    13.3. Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

    13.4. No Impairment of Rights.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

    13.5. Amendment of Awards.  The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14. General Provisions

    14.1. Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

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    14.2. Clawback.  Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

    14.3. Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Stock issued under this Plan. Such shares of Common Stock shall be treated for all purposes under the Plan like shares issued in settlement of Stock Units and shall, when issued, reduce the number of shares available under Section 4.

    14.4. Sub-plans.  The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

    14.5.   Deferral of Awards.  The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

    14.6. Unfunded Plan.  The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

    14.7. Recapitalizations.  Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

    14.8. Delivery.  Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

    14.9. No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

    14.10. Other Provisions.  The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

    14.11. Section 409A.  The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

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    14.12. Disqualifying Dispositions.  Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

    14.13. Section 16.  It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

    14.14. Section 162(m).  To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

    14.15. Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

    14.16. Expenses.  The costs of administering the Plan shall be paid by the Company.

    14.17. Severability.  If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

    14.18. Plan Headings  The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

    14.19. Non-Uniform Treatment.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

    14.20. Choice of Law.  The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

15. Effective Date of Plan

The Plan shall become effective as of the Effective Date.

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16. Termination or Suspension of the Plan

The Plan shall terminate automatically on September 2, 2026. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Unless the Company determines to submit Section 7.4 of the Plan and the definition of “Performance Goal” and “Performance Criteria” to the Company’s shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such shareholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 7.4 after the date of such annual meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.

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